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                                                                      Exhibit 23

Exhibit 23 - Consent of Ernst & Young LLP

We consent to the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated February 15, 2000, with respect to the consolidated financial statements of OM Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999:


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

REGISTRATION NUMBER   DESCRIPTION                                            FILING DATE
-------------------   -----------                                            -----------

33-74674              OM Group, Inc. Long-Term Incentive Compensation
                       Plan - Form S-8 Registration Statement -
                       1,015,625 Shares                                      January 27, 1994

333-07529             OMG Americas, Inc. Employees' Profit Sharing Plan
                       -- Form S-8 Registration Statement - 250,000 Shares   July 3, 1996

333-07531             OM Group, Inc. Non-Employees Directors' Equity Plan
                       -- Form S-8 Registration Statement - 250,000 Shares   July 3, 1996



                                                                             /s/ Ernst & Young LLP
                                                                             ---------------------

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Cleveland, Ohio
March 21, 2000